                                                                  Exhibit 99-B.9

[ING LOGO]


AMERICAS

MICHAEL A. PIGNATELLA
COUNSEL
(860) 273-0261
FAX: (860) 273-9407
PIGNATELLAM@ING-AFS.COM

May 2, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: AETNA INSURANCE COMPANY OF AMERICA AND ITS VARIABLE ANNUITY ACCOUNT I POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: RETIREMENT OPTIONS FOR EDUCATION INSTITUTIONS
       FILE NOS. 333-87131 AND 811-8582

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Insurance Company of America, a Florida life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement and Post-Effective Amendment No. 4. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.






Hartford Site
151 Farmington Avenue, TS31             ING North America Insurance Corporation
Hartford, CT 06156-8975

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Michael A. Pignatella

Michael A. Pignatella